SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 5, 2009

Intersil Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Murphy Ranch Road, Milpitas, CA	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 432-8888

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendments to Bylaws

On and effective as of May 5, 2009, the Board of Directors of Intersil Corporation (the “Company”) approved an amendment and restatement of the Company’s Bylaws. The amendments to the Bylaws provide that a stockholder must (1) timely notify the Company in order to make nominations of persons for election to the board of directors or to submit other business for consideration at stockholder meetings and (2) provide certain additional information to the Company with the stockholder’s notice. In the case of annual meetings of stockholders, to timely notify the Company, the stockholder’s notice must now be provided to the Company not less than ninety days (the Bylaws previously provided not less than sixty days) nor more than one hundred and twenty days (the Bylaws previously provided not more than ninety days) prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the meeting is advanced by more than thirty days (the Bylaws previously provided by more than twenty days) or delayed by more than seventy days from the first anniversary date, notice must be delivered not earlier than one hundred and twenty days (the Bylaws previously required not earlier than ninety days) prior to the annual meeting and not later than the close of business on the later of the ninetieth day (the Bylaws previously provided no later than the sixtieth day) prior to the meeting, or if the first public announcement of the date of the annual meeting is less than one hundred days prior to the date of the annual meeting, the tenth day following the day on which public announcement of the date of the annual meeting is first made. In the case of special meetings of stockholders, to timely notify the Company, the stockholder’s notice must be provided to the Company not earlier than the one hundred and twentieth day (the Bylaws previously provided not earlier than the ninetieth day) prior to the special meeting and not later than the close of business on the later of the ninetieth day (the Bylaws previously provided on the later of the sixtieth day) prior to the special meeting or, if the first public announcement of the date of the special meeting is less than one hundred days prior to the date of the special meeting, the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees. In the cases of both annual and special meetings of stockholders, the stockholder’s notice must now provide additional information consisting of the class and number of Company shares directly, or indirectly, owned beneficially and of record by the stockholder and any such beneficial owner; a description of any proxy, contract, agreement, arrangement or understanding between or among the stockholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons in connection with the proposal of a nomination or other business; and a description of any agreement, arrangement or understanding (including any derivative or short positions, profits interests, options, warrants, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to mitigate loss to, manage risk or benefits of share price changes for, or increase or decrease the voting power of, the stockholder or any such beneficial owners with respect to the Company’s securities. The stockholder must also promptly supplement this additional information in the event the information previously provided to the Company changes. The amendments to the Bylaws also require a representation that the stockholder is a holder of record of stock of the Company entitled to vote at the shareholder meeting to bring such nomination or other business before the meeting and a representation as to whether the stockholder or any such beneficial owner intends or is part of a group that intends to (a) delivery a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Company’s outstanding capital stock required to approve or adopt the proposal or to elect each such nominee and/or (b) otherwise to solicit proxies from stockholders in support of such a proposal.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the Amended Section 1.2 of the Company’s Bylaws filed as Exhibit 99.1 to this Report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Amended Section 1.2 of the Company’s Bylaws.

SIGNATURE

Pursuant to the requirements of the Signature Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERSIL CORPORATION

Date: May 8, 2009	By:	/s/ Thomas C. Tokos
	Name:	Thomas C. Tokos
	Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
EX-99.1	Amended Section 1.2 of the Company’s Bylaws.